UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SPICY PICKLE FRANCHISING, INC. (Exact name of registrant as specified in its charter)

Colorado (State of incorporation or organization)	38-3750924 (I.R.S. Employer Identification No.)

90 Madison Street, Suite 700 Denver, Colorado (Address of principal executive offices)	80206 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-138228

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share (Title of class)

Item 1. Description of Registrant's Securities to be Registered.

Spicy Pickle Franchising, Inc. (the “Registrant”) hereby incorporates by reference the description of its securities to be registered hereunder contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form SB-2 (File No. 333-138228), as originally filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2006, and subsequently amended (the “Registration Statement”).

Item 2. Exhibits.

The following exhibits are filed herewith or incorporated by reference herein as indicated below:

Number	Description

3.1	Amended and Restated Articles of Incorporation of the Registrant (1)

3.2	Bylaws of the Registrant (2)

10.4	2006 Stock Option Plan (2)

(1)	Incorporated by reference to the exhibit of the same number to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2, filed on December 12, 2006.

(2)	Incorporated by reference to the exhibit of the same number to the Registrant’s Registration Statement on Form SB-2, filed on October 26, 2006.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 28, 2007

SPICY PICKLE FRANCHISING, INC., a Colorado corporation

By:	/s/ Marc Geman
Marc Geman,
Chief Executive Officer and Chairman of the Board of Directors